UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2015

STRAIGHT PATH COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36015	45-2457757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 Hickory Park Drive, Suite 218 Glen Allen, Virginia	23059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 433-1522

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 23, 2015, the Compensation Committee and the Board of Directors of Straight Path Communications Inc. (the “Registrant”), approved the following grants to its named executive officers pursuant to the Plan:  (i) 60,000 restricted shares of Class B Common Stock to vest upon grant to Davidi Jonas, the Registrant’s Chief Executive Officer and President, and (ii) 30,000 restricted shares of Class B Common Stock to Zhouyue Pi, the Registrant’s Chief Technology Officer.  Mr. Pi’s grant of restricted shares will vest in three equal installments on October 16, 2016, October 16, 2017 and October 16, 2018. The grants will be effected at a time determined by management, but in no event later than October 31, 2015.

Further, on July 23, 2015, the Compensation Committee of the Registrant’s Board of Directors approved annual cash performance bonuses to Mr. Jonas in the amount of $90,000, to Jonathan Rand, the Registrant’s Chief Financial Officer, in the amount of $50,000 and to Mr. Pi in the amount of $50,000.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAIGHT PATH COMMUNICATIONS INC.

Dated: July 28, 2015	By:	/s/ Jonathan Rand
Name: Jonathan Rand
Title: Chief Financial Officer

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